                                                                      Exhibit 11


                          BATTLE MOUNTAIN GOLD COMPANY
                    COMPUTATION OF EARNINGS PER COMMON SHARE
               (in millions, except share and per share amounts)


                                                               Three months ended     Nine months ended
                                                                  September 30,          September 30,
                                                               -------------------    -------------------
                                                                 1997       1996        1997       1996
                                                               --------   --------    --------   --------
PRIMARY EARNINGS PER SHARE
Earnings
   Net income (loss)                                           $   25.4   $  (47.1)   $   17.1   $  (36.7)
   Deduct dividends on preferred shares                             1.9        1.9         5.6        5.6
                                                               --------   --------    --------   --------
   Net income (loss) applicable to common stock                $   23.5   $  (49.0)   $   11.5   $  (42.3)
                                                               ========   ========    ========   ========

Shares
   Weighted average number of common shares outstanding           229.8      229.9       229.8      229.6
   Assuming exercise of stock options reduced by the number
      of shares which could have been purchased with the
      proceeds from exercise of such options                       --         --          --         --
   Assuming conversion of 6% convertible debentures                 4.8       --           4.8       --
                                                               --------   --------    --------   --------
   Weighted average number of common shares outstanding,
      as adjusted                                                 234.6      229.9       234.6      229.6
                                                               ========   ========    ========   ========

   Primary earnings (loss) per common share                    $    .10   $   (.21)   $    .05   $   (.18)
                                                               ========   ========    ========   ========

FULLY DILUTED EARNINGS PER SHARE (1)
Earnings
   Net income (loss)                                           $   25.4   $  (47.1)   $   17.1   $  (36.7)
                                                               ========   ========    ========   ========

Shares
   Weighted average number of common shares outstanding           229.8      229.9       229.7      229.6
   Assuming exercise of stock options reduced by the number
      of shares which could have been purchased with the
      proceeds  from exercise of such options                      --          0.4         0.1        0.5
   Assuming conversion of 6% convertible debentures                 4.8        4.8         4.8        4.8
   Assuming conversion of preferred stock                          11.0       11.0        11.0       11.0
                                                               --------   --------    --------   --------
   Weighted average number of common shares outstanding,
      as adjusted                                                 245.6      246.1       245.6      245.9
                                                               ========   ========    ========   ========

  Net income (loss) per common share assuming full dilution    $    .10   $   (.19)   $    .07   $   (.15)
                                                               ========   ========    ========   ========

ADDITIONAL PRIMARY COMPUTATION (1)
   Net income (loss) applicable to common stock, as adjusted
      per primary computation above                                        $ (49.0)              $  (42.3)
                                                                           =======               ========


   Weighted average number of shares outstanding, as adjusted
      per primary computation above                                          229.9                  229.6
   Anti-dilutive effect of outstanding options (as determined
      by the application of the treasury stock method)                         0.4                    0.5
   Anti-dilutive effect of conversion of 6% convertible
      debentures                                                               4.8                    4.8
                                                                           -------               --------
   Weighted average number of common shares, as adjusted                     235.1                  234.9
                                                                           =======               ========

   Primary earnings (loss) per share, as adjusted                          $  (.21)              $   (.18)
                                                                           =======               =========

(1) These calculations are submitted in accordance with Regulation S-K Item 601(b)(11) although it is contrary to paragraphs 30 and 40 of APB Opinion No. 15 because it produces an anti-dilutive result.